JACO ELECTRONICS, INC.
                                 145 Oser Avenue
                            Hauppauge, New York 11788

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be Held on December 12, 2001
                          --------------------------

To the Shareholders of JACO ELECTRONICS, INC.

            Please be advised that the annual meeting of shareholders (the "Annual Meeting") of Jaco Electronics, Inc., a New York corporation (the "Company"), will be held on December 12, 2001, at 9:30 a.m., local time, at the offices of the Company, 145 Oser Avenue, Hauppauge, New York 11788.

            The Annual Meeting will be held for the following purposes:

            1. To elect six Directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

            2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

            The Board of Directors has fixed the close of business on November 9, 2001 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

            YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.


                                          By Order of the Board of Directors,

                                          Joel H. Girsky,
Date: November 14, 2001                   Chairman

                             JACO ELECTRONICS, INC.
                                 145 Oser Avenue
                            Hauppauge, New York 11788
                                ---------------

                                 PROXY STATEMENT
                                 ---------------

            This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jaco Electronics, Inc. (the "Company"), a New York corporation, of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on December 12, 2001, at 9:30 a.m., local time, at the offices of the Company, 145 Oser Avenue, Hauppauge, New York 11788, and any and all adjournments thereof.

            The solicitation will be by mail, and the cost of such solicitation, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's common stock, $0.10 par value per share (the "Common Stock"), will be borne by the Company.

            The shares of Common Stock represented by each duly executed proxy received by the Board of Directors before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy. A shareholder may withhold authority to vote for all of the nominees by marking the appropriate box on the accompanying proxy card or may withhold authority to vote for an individual nominee by striking a line through such nominee's name in the appropriate space on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THIS PROXY. Shareholders who execute proxies nevertheless retain the right to revoke them at any time before they are voted by submitting new proxies bearing a later date, by submitting written revocations to the named proxies, or by attending the Annual Meeting and voting thereat.

            The principal executive offices of the Company are located at 145 Oser Avenue, Hauppauge, New York 11788. The telephone number of the Company is
(631) 273-5500. This Proxy Statement, the accompanying form of proxy, and the 2001 Annual Report to Shareholders, are first being sent to shareholders on or about November 20, 2001 (the "Mailing Date").

                        VOTING SECURITIES AND RECORD DATE

            The Board of Directors has designated November 9, 2001, as the record date (the "Record Date") for determining the shareholders entitled to notice of the Annual Meeting and to vote thereat. On the Record Date, the total number of shares of Common Stock of the Company, outstanding and entitled to vote was 5,707,459 (excluding 618,300 shares of treasury stock). The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. The presence in person or by proxy of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting will be necessary to constitute a quorum. If a quorum is present, a plurality vote of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of any director in Proposal 1.

            In case a quorum shall not be present at the Annual Meeting, a majority in interest of the shareholders entitled to vote at the Annual Meeting present in person or by proxy, shall have the power to adjourn such Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until the requisite amount of shares of Common Stock entitled to vote shall be present. Abstentions are considered shares of Common Stock present and entitled to vote, and therefore have the same legal effect as a vote AGAINST a matter presented at the Annual Meeting. Any shares of Common Stock held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary authority, will be considered as shares of Common Stock not entitled to vote and will therefore not be considered in the tabulation of votes. Proxy ballots are received and tabulated by the Company's transfer agent, American Stock Transfer and Trust Company, and certified by the inspector of election.

              PRINCIPAL SHAREHOLDERS; SHARES HELD BY MANAGEMENT

            The following table sets forth the number and percentage of shares of Common Stock owned as of October 23, 2001 by (i) each director of the Company and each nominee for director, (ii) all persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the outstanding shares of Common Stock, (iii) each of the executive officers, and (iv) all of the Company's directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of Common Stock set forth opposite such person's name, except as otherwise indicated.

                               Aggregate Number of
     Name and Address of        Shares Beneficially   Percentage of Shares
     Beneficial Owner(1)               Owned          Beneficially Owned(2)

* Joel H. Girsky                   1,128,640 (3)             18.4%

* Joseph F. Oliveri                   45,000 (4)               **

* Charles B. Girsky                  528,315 (5)              9.1%

* Stephen A. Cohen                    34,683 (6)               **

* Edward M. Frankel                   36,298 (7)               **

* Joseph F. Hickey, Jr.               37,149 (8)               **

   Jeffrey D. Gash                    62,298 (9)              1.1%

   Gary Giordano                      37,500 (10)              **

Dimensional Fund Advisors            447,872 (11)             7.8%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

All directors and executive         1,909,883 (12)            29.5%
officers as a group (8
persons)

---------------------------------

*.....Nominee for election to the Board of Directors.
**....Less than one percent.

(1) Unless otherwise indicated, the address of each person listed is 145 Oser Avenue, Hauppauge, New York, 11788.

(2) Assumes a base of 5,707,459 shares of Common Stock outstanding, before any consideration is given to outstanding options.

(3) Includes (i) 383,098 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (ii) 50,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iii) 37,500 shares of Common Stock awarded under the Company's Restricted Stock Plan.

(4) Includes (i) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, and (ii) 15,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan.

(5) Includes (i) 352,815 shares of Common Stock owned by the Girsky Family Trust, (ii) 90,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (iii) 25,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iv) 37,500 shares of Common Stock awarded under the Company's Restricted Stock Plan.

(6) Includes (i) 11,250 shares of Common Stock acquirable pursuant to non-qualified stock options exercisable within 60 days granted to Mr. Cohen by the Company, (ii) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, and (iii) 5,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan.

(7) Includes (i) 8,798 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's Outside Directors' Plan, (ii) 11,250 shares of Common Stock acquirable pursuant to non-qualified stock options exercisable within 60 days granted to Mr. Frankel by the Company, (iii) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, and (iv) 5,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan.

(8) Includes (i) 4,399 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's Outside Directors' Plan, (ii) 15,000 shares of Common Stock acquirable pursuant to non-qualified stock options exercisable within 60 days granted to Mr. Hickey by the Company, (iii) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, and (iv) 5,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan.

(9) Includes (i) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (ii) 15,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iii) 15,000 shares of Common Stock awarded under the Company's Restricted Stock Plan.

(10) Includes (i) 15,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (ii) 15,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iii) 7,500 shares of Common Stock awarded under the Company's Restricted Stock Plan.

(11) These securities are held in investment advisory accounts of Dimensional Fund Advisors, Inc. This information is based upon an amendment to
      Schedule 13G dated, February 2, 2001, and information made available to the Company.

(12) Includes 767,545 shares of Common Stock acquirable pursuant to options exercisable within 60 days and 97,500 shares of Common Stock awarded under the Company's Restricted Stock Plan.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

            Six directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named, all of whom are presently directors of the Company. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's By-Laws.

            The nominees for the Board of Directors of the Company are as follows:

                  Stephen A. Cohen
                  Edward M. Frankel
                  Charles B. Girsky
                  Joel H. Girsky
                  Joseph F. Hickey, Jr.
                  Joseph F. Oliveri

            Information about the foregoing nominees is set forth under "Management" below.

            Unless marked to the contrary, the shares of Common Stock represented by the enclosed Proxy will be voted FOR the election of the nominees named above as directors.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

            The Board of Directors held four meetings during the fiscal year ended June 30, 2001 ("Fiscal 2001") and took action by unanimous consent one time in Fiscal 2001. Each director (during the period in which each such director served) attended at least seventy-five (75%) percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

Board Committees

            The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The entire Board of Directors administered the Company's 1993 Non-Qualified Stock Option Plan, Restricted Stock Plan and 2000 Stock Option Plan during Fiscal 2001. The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations and for selecting and meeting with the Company's independent accountants. The Audit Committee meets from time to time with members of the Company's accounting department, reviews the financial policies followed by the Company in conducting its business activities; the Company's annual financial statements; the Company's internal financial controls; and the performance of the Company's independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which is attached hereto as Appendix A. The Audit Committee held one meeting during Fiscal 2001. The Audit Committee currently consists of Messrs. Hickey, Frankel and Cohen. The Board has determined that each of the members of the Audit Committee is an "independent director" as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc.
            The Compensation  Committee makes  recommendations to the Board of
Directors  concerning  compensation  arrangements  for  directors,   executive
officers, and senior management of the Company. The Compensation Committee held one meeting during Fiscal 2001. The Compensation Committee is comprised of Mr. Frankel and Mr. Hickey.

                                   MANAGEMENT
Executive Officers and Directors

            The current directors and executive officers of the Company, their ages, their positions and terms of office with the Company are set forth below.
Name                               Age         Position

* Joel H. Girsky................   62          Chairman of the Board, President
                                               and Treasurer

* Joseph F. Oliveri.............   52          Vice Chairman of the Board and
                                               Executive Vice President

* Charles B. Girsky.............   67          Executive Vice President and
                                               Director

  Jeffrey D. Gash...............   49          Executive Vice President, Chief
                                               Financial Officer and Secretary

  Gary Giordano.................   44          Executive Vice President

* Stephen A. Cohen..............   64          Director

* Edward M. Frankel.............   63          Director

* Joseph F. Hickey, Jr..........   43          Director
---------------
* Nominee for election to the Board of Directors.

            Joel H. Girsky has been a Director and executive officer of the Company since it was founded in 1961. He also is a director of Frequency Electronics, Inc. of Uniondale, New York. Messrs. Joel H. Girsky and Charles
B. Girsky are brothers.

            Joseph F. Oliveri became Vice Chairman of the Board of Directors and an Executive Vice President in June 2000. From March 1983 to June 2000 he was President and Chief Executive Officer of Interface Electronics Corp. ("Interface"). The Company acquired Interface in June 2000. Mr. Oliveri also served as a director of EMC Corporation, a designer and manufacturer of hardware and software products and a provider of services for the storage, management, protection and sharing of electronic information, from March 1993 to October 9, 2001.

            Charles B. Girsky was a founder, Director, and President of the Company from 1961 through January 1983. He became an executive officer again in August 1985 and has been an Executive Vice President since January 1988. He has been a Director since 1986. Messrs. Charles B. Girsky and Joel H. Girsky are brothers.

            Jeffrey D. Gash became an Executive Vice President in October 2000. He became Vice President of Finance in January 1989, and was Controller of the Company for more than five years prior thereto. In September 1999, he became Secretary of the Company. He has also served in similar capacities with the Company's subsidiaries.

            Gary Giordano became Executive Vice President in June 2000. From February 1992 to June 2000 he was a Vice President of Sales and Marketing.

            Stephen A. Cohen has been a Director since 1970. Since August 1989, he has practiced law as a member of Morrison Cohen Singer & Weinstein, LLP, the Company's general counsel.

            Edward M. Frankel became a Director in May 1984. Since December 1999, he has been Chairman of the Board of Vitaquest International, Inc., a distributor of vitamins and health and beauty products. For more than five years prior thereto, he served as President of Vitaquest and its predecessor entities.

            Joseph F. Hickey, Jr. became a Director in May 1997. From February 1991 to April 2001, he was employed by Tucker Anthony Sutro Capital Markets, a national investment banking firm. He was a managing director in Tucker Anthony's investment banking department. He is currently a managing director at Silicon Pastures, an angel investment network.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

            The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended June 30, 2001, 2000 and 1999, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2001 ("Fiscal 2001"):


                                                    SUMMARY COMPENSATION TABLE

                                      Annual Compensation                             Long-Term Compensation
                                     ----------------------                           -----------------------
                                                                                Awards          Payouts
                                                                                ------          --------
                                                           Other         Restricted
        Name and                                           Annual           Stock      Options/    LTIP           All Other
   Principal Position     Year   Salary($) Bonus($)  Compensation($)(1) Awards($)(2)(3) SARs(#)(3) Payouts($)   Compensation($)(4)
----------------------   ------  --------  -------   ------------------  -------------- ---------  ------------  ------------------
Joel H. Girsky             2001     325,000  720,000         -                -          50,000      -          59,083
 Chairman of the Board     2000     325,000  648,100         -                -          60,000      -          66,709
 President, and Treasurer  1999     325,000    -             -                -         300,000      -          58,556

Joseph F. Oliveri (5)      2001     300,000  175,500         -                -          15,000      -             207
 Vice Chairman and         2000      20,770   15,700         -                -          30,000      -             -
 Executive Vice President

Charles B. Girsky          2001     225,000   360,000        -                -         25,000       -           2,286
 Executive Vice President  2000     225,000   324,000        -                -         15,000       -           6,831
                           1999     225,000    -             -                -         37,500       -           3,144

Jeffrey D. Gash            2001     152,500    50,800        -                -         15,000       -           1,124
 Executive Vice President, 2000     136,000    60,800        -                -         15,000       -           4,953
 Chief Financial Officer   1999     125,000    25,800        -                -         15,000       -           2,217
 and Secretary

Gary Giordano(6)           2001   184,300      43,600        -                -         15,000       -           1,180
 Executive Vice President  2000   158,000      40,000        -                -         15,000       -           1,971



(1) The costs of certain benefits are not included because they did not exceed, in the case of each named executive officer, the lesser of $50,000 or ten percent of the total annual salary and bonus reported in the above table.

(2) On June 9, 1997, the Board of Directors awarded an aggregate of 97,500 shares of Common Stock under the Company's Restricted Stock Plan to its executive officers as follows: 37,500 shares of Common Stock to Mr. Joel Girsky, 37,500 shares of Common Stock to Mr. Charles Girsky, 15,000 shares of Common Stock to Mr. Jeffrey Gash and 7,500 shares of Common Stock to Mr. Gary Giordano. These grants were subject to the approval of the Company's shareholders, which approval was received on December 9, 1997. The awards vest in one-quarter increments annually. Accordingly, as of June 30, 2001, all of the aforementioned awards were vested. The value of the aggregate restricted stock holdings of these individuals at June 30, 2001 was as follows: $205,250 for Mr. Joel Girsky, $205,250 for Mr. Charles Girsky, $82,100 for Mr. Jeffrey Gash and $41,050 for Mr. Gary Giordano. These figures are based upon the fair market value per share of the Company's Common Stock at June 30, 2001, minus the purchase price of such awards. The closing sale price for the Company's Common Stock as of June 30, 2001 on the Nasdaq National Market was $6.14.

(3) Adjusted to give effect to a 3-for-2 stock split which was effective on July 24, 2000.

(4) Includes 401(k) matching contributions, premiums paid on group term life insurance and, in the case of Mr. Joel Girsky, the taxable portion of split dollar life insurance policies and deferred compensation accrued in connection with his employment agreement with the Company. 401(k) matching contributions for Fiscal 2001 for the Named Executives were as follows: Mr. Joel Girsky -- $1,125, Mr. Oliveri -- $0, Mr. Charles Girsky -- $1,067, Mr. Gash -- $854 and Mr. Giordano -- $1,000. Premiums paid on group term life insurance for Fiscal 2001 for the Named Executives were as follows: Mr. Joel Girsky -- $1,188, Mr. Oliveri -- $207, Mr. Charles Girsky -- $1,219, Mr. Gash -- $270 and Mr. Giordano -- $180. The taxable portion of split dollar life insurance policies for Mr. Joel Girsky was $6,770 for Fiscal 2001. $50,000 deferred compensation was accrued in Fiscal 2001 in connection with Mr. Joel Girsky's employment agreement with the Company.

(5)   Mr.  Oliveri  became an Executive  Vice President of the Company on June
6, 2000.

(6) Mr. Giordano became an Executive Vice President of the Company on June 22, 2000.

Employment Agreements

            The Company entered into a new four-year employment agreement with Joel Girsky, effective as of July 1, 2001, to serve as the Company's Chairman and President. The employment agreement, will automatically renew for additional one-year periods on each anniversary date, unless notice is given 90 days prior to an anniversary date. In the event that a notice of non-renewal is delivered by either party, Mr. Girsky's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. However, in the event that a notice of non-renewal is delivered by either party at such time as Mr. Girsky is at least 70 years of age, then the employment agreement shall continue for a period of only one year following the anniversary date which follows immediately after the date that such notice is delivered. Mr. Joel Girsky received a base salary of $325,000 for Fiscal 2001, and shall receive a base salary of $375,000 for each fiscal year ending June 30, thereafter. In addition, he is entitled to receive a cash bonus equal to four percent of the Company's earnings before income taxes for each fiscal year in which such earnings are between $1.0 million and $2.5 million, or six percent of the Company's earnings before income taxes for such fiscal year if such earnings are in excess of $2.5 million up to a maximum annual cash bonus of $720,000. If the Company's earnings before income taxes are in excess of $12.0 million for any such fiscal year, Mr. Girsky may also receive stock options. Mr. Girsky or his estate, as the case may be, is entitled to receive a payment of $375,000 if he dies or becomes permanently disabled during the term of the employment agreement. The death benefit of $1.5 million provided for in the prior employment agreement was being funded by a life insurance policy maintained by the Company, which policy was transferred to Mr. Girsky. Mr. Girsky shall also receive deferred compensation which accrues at the rate of $50,000 per year, and becomes payable in a lump sum at the cessation of his employment, with or without cause, at any time. In the event of a change in control, Mr. Girsky will receive 299% of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr. Girsky's base amount, as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Girsky's employment agreement may be assigned by the Company or any such successor or surviving corporation with the prior written consent of Mr. Girsky. Commencing upon the termination of Mr. Girsky's employment with Jaco, and ending on the later to occur of Mr. Girsky's death or his spouse's death, Jaco will permit Mr. Girsky and his spouse to the extent eligible, to participate in the health and medical benefit program provided by Jaco to senior executive officers.

            The Company entered into a three-year employment agreement with Joseph F. Oliveri, effective as of June 6, 2000. The employment agreement will automatically renew for additional one-year periods unless notice is given 90 days prior to an anniversary date. Mr. Oliveri receives a base salary at an annual rate of $300,000. In addition, he is entitled to receive a cash bonus equal to two percent of gross profit from certain customers for each twelve month period beginning June 1, 2000, June 2, 2001 and June 1, 2002. The employment agreement, as amended, provides that in the event of a change in control on or after June 1, 2001 and on or prior to May 30, 2003, Mr. Oliveri will receive 200% of his base salary plus cash bonus earned during the twelve months prior to the change of control.

            The Company entered into a new four-year employment agreement with Charles Girsky, effective as of July 1, 2001, to serve as the Company's Executive Vice President. The employment agreement will automatically renew for additional one-year periods on each anniversary date, unless notice is given 90 days prior to an anniversary date. In the event that a notice of non-renewal is delivered by either party, Mr. Girsky's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. However, in the event that a notice of non-renewal is delivered by either party at such time as Mr. Girsky is at least 70 years of age, then the employment agreement shall continue for a period of only one year following the anniversary date which follows immediately after the date that the such notice is delivered. Mr. Girsky received a base salary of $225,000 for Fiscal 2001, and shall receive a base salary of $250,000 for each fiscal year ending June 30, thereafter. In addition, he is entitled to receive a cash bonus equal to two percent of the Company's earnings before income taxes for each fiscal year in which such earnings are between $1.0 million and $2.5 million, or three percent of the Company's earnings before income taxes for such fiscal year if such earnings are in excess of $2.5 million up to a maximum annual cash bonus of $360,000. If the Company's earnings before income taxes are in excess of $12.0 million for any such fiscal year, Mr. Girsky may also receive stock options. Mr. Girsky or his estate, as the case may be, is entitled to receive a payment of $250,000 if he dies during the term of the employment agreement. The death benefit of $1.0 million provided for in the prior employment agreement was being funded by a life insurance policy maintained by the Company, which policy was transferred to Mr. Girsky. In the event of a change in control, Mr. Girsky will receive 250% of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr. Girsky's base amount, as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Girsky's employment agreement may be assigned by the Company or any such successor or surviving corporation with the prior written consent of Mr. Girsky. Commencing upon the termination of Mr. Girsky's employment with Jaco, and ending on the later to occur of Mr. Girsky's death or his spouse's death, Jaco will permit Mr. Girsky and his spouse to the extent eligible, to participate in the health and medical benefit program provided by Jaco to senior executive officers.

            The Company entered into a four-year employment agreement with Jeffrey Gash, effective as of July 1, 1998, to serve as the Company's Executive Vice President of Finance. The employment agreement will automatically renew for additional one-year periods on each anniversary date, unless notice is given 90 days prior to an anniversary date. In the event that a notice of non-renewal is delivered by either party, Mr. Gash's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. Pursuant to the agreement, as amended, Mr. Gash received a base salary of $160,000 for Fiscal 2001, and shall receive a base salary of $160,000 for each fiscal year ending June 30, thereafter. In addition, he is entitled to receive a cash bonus as determined by the Board of Directors and the President. Mr. Gash or his estate, as the case may be, is entitled to receive a payment of $750,000 if he dies during the term of the employment agreement. The death benefit is currently being funded by a life insurance policy maintained by the Company. In the event of Mr. Gash's cessation of employment with the Company, upon his request, the Company is obligated to transfer such policy to Mr. Gash. Thereafter, the Company would have no further liability for the payment of such benefit or the premiums on such policy. In the event of a change in control, Mr. Gash will receive 200% of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr. Gash's base amount, as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Gash's employment agreement may be assigned by the Company or any such successor or surviving corporation with the prior written consent of Mr. Gash.

            The Company entered into an agreement with Gary Giordano dated as of July 20, 1998, which provides a lump sum payment to him in the event of a change in control. If Mr. Giordano's employment with the Company or a successor or surviving corporation is terminated other than for cause (commission by Mr. Giordano of an act constituting common law fraud or a felony), for a period of up to two years after the change in control event, he will receive up to 200% of the average of his base salary plus cash bonus for the previous three years based upon a formula. The payment will be made to Mr. Giordano to the extent such payment does not exceed Mr. Giordano's base amount as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. The agreement also requires Mr. Giordano to refrain from disclosing proprietary or confidential information obtained by him. The agreement does not obligate the Company to retain the services of Mr. Giordano.

Option Grants

Option Exercises and Fiscal Year-End Option Values

            The following tables set forth information concerning the grant of stock options during Fiscal 2001 to each of the persons described in the Summary Compensation Table and the number and value of unexercised options held by them at the fiscal year-end.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                Individual Grants
---------------------------------------------------------------------------------------

                                                                         Potential
                                                                         Realizable
                               Percent of                                 Value At
                 Number of        Total                                Assumed Annual
                 Securities   Options/SARs                             Rates of Stock
                 Underlying    Granted to   Exercise or                    Price
                 Options/SARs Employees in  Base Price   Expiration    Appreciation
      Name       Granted (#)   Fiscal Year     ($/Sh)        Date      for Option Term (1)
      ----       -----------   -----------     ------        ----     -----------------
                                                                        5%($)   10%($)
                                                                        -----   ------

Joel H. Girsky   50,000(2)         21%          8.00     December     251,600   637,500
                                                         11, 2010

Joseph F.        15,000(2)         6%           8.00     December       75,500  191,200
Oliveri                                                  11, 2010

Charles B.       25,000(2)         10%          8.00     December     125,800   318,700
Girsky                                                   11, 2010

Jeffrey D. Gash  15,000(2)         6%           8.00     December       75,500  191,200
                                                         11, 2010

Gary Giordano    15,000(2)         6%           8.00     December       75,500  191,200
                                                         11, 2010

(1) The potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate of five percent and ten percent. The assumed annual rates of appreciation are computed in accordance with the rules and regulations of the Securities and Exchange Commission. No assurance can be given that the annual rates of appreciation assumed for the purposes of the table will be achieved, and actual results may be lower or higher.

(2) The options in the table were granted on December 12, 2000 under the Company's 2000 Stock Option Plan and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable one year from the date of grant.



                    AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                         Value of
                                               Number of              Unexercised
                      Shares                   Unexercised             In-the-Money
                    Acquired                 Option/SARs at          Option/SARs at
                    On           Value        FY-End (#)(1)            FY-End($)(2)
                    Exercise    Realized
      Name           (#)(1)       ($)     Exercisable Unexercisable  Exercisable Unexercisable
      ----           ------       ---    ------------ -------------  ----------- --------------

Joel H. Girsky         --         --        383,098   50,000      1,368,100           0

Joseph F.              --         --         30,000   15,000              0           0
Oliveri

Charles B.           22,500     84,400       90,000   25,000        272,900           0
Girsky

Jeffrey D. Gash        --         --         30,000   15,000        119,800           0

Gary Giordano          --         --         15,000   15,000         54,600           0


(1) Adjusted to give effect to a 3-for-2 stock split which was effective on July 24, 2000.

(2) Based on the fair market value per share of the Common Stock at year end, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of June 30, 2001 on the Nasdaq National Market was $6.14.

Director Compensation

            Pursuant to the Company's 1993 Stock Option Plan for Outside Directors, the then outside directors (directors who are not employees) were each granted options on December 31, 1993 to purchase 22,000 shares of Common Stock. In addition, the Outside Directors' Plan provided that each outside director shall also be granted on each December 31 subsequent to December 31, 1993 stock options to purchase 4,399 shares of Common Stock. All options granted under the Outside Directors' Plan are immediately exercisable, and the exercise price per share of each option is equal to the fair market value of the shares of Common Stock on the date of grant. No option may be granted after January 1, 1998 under the Outside Directors' Plan.

            On September 16, 1998, each of Messrs. Cohen and Frankel was granted options to purchase 11,250 shares of Common Stock. The options became exercisable one year from the date of grant and expire on September 15, 2003. The per share exercise price of each option is equal to the closing price of the Common Stock on the date of grant, or $2.75 per share.

            On September 15, 1999, the Company granted each of Mr. Stephen A. Cohen, Mr. Edward M. Frankel and Mr. Joseph F. Hickey, Jr., five year options to purchase 11,250 shares of Common Stock at an exercise price of $2.50 per share. The per share exercise price of each option is equal to the closing price of the Common Stock on the date of grant. The options vest on the one-year anniversary date of the date of grant and were issued pursuant to the Company's 1993 Non-Qualified Stock Option Plan.

            On December 12, 2000, the Company granted each of Mr. Stephen A. Cohen, Mr. Edward M. Frankel and Mr. Joseph F. Hickey, Jr., ten year options to purchase 5,000 shares of Common Stock at an exercise price of $8.00 per share. The per share exercise price of each option is equal to the closing price of the Common Stock on the date of grant. The options vest on the one-year anniversary date of the date of grant and were issued pursuant to the Company's 2000 Stock Option Plan.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

            The Company's employment agreements with Messrs. Joel Girsky, Charles Girsky, Jeffrey Gash and Joseph Oliveri, and the change-in-control agreement with Gary Giordano are described on pages 9 through 11 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

            Joseph F. Hickey, Jr., a Director and member of the Compensation Committee, was a managing director of Tucker Anthony Sutro Capital Markets through April 2001, which firm renders services to the Company from time to time.

Compliance with Section 16(a) of Securities Exchange Act of 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Executive officers, directors, and ten percent shareholders are required to furnish the Company with copies of such forms. Based solely on a review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during Fiscal 2001, the Company's executive officers, directors, and ten percent shareholders complied with all applicable
Section 16(a) filing requirements except, Mr. Charles Girsky filed a Form 5 at the end of the Company's fiscal year to report the exercise of stock options in November 2000 (Mr. Girsky continues to own the shares received upon the exercise of such stock options).

Board Compensation Committee Report on Executive Compensation

Introduction

            The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of non-employee Directors. The Committee is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's senior executive officers (collectively, "Executives"). In determining the cash and non-cash compensation of Executives, the Committee annually evaluates both individual and corporate performance from both a short-term and long-term perspective.

            A number of the Company's Executives have entered into employment agreements with the Company. For Fiscal 2001, Messrs. Joel Girsky, Charles Girsky and Joseph Oliveri received bonuses that were determined based upon a formula contained in each of their employment agreements. See "Executive Compensation and Other Information."

Philosophy

            The Company's compensation program for Executives (the "Program") seeks to encourage the achievement of business objectives of the Company and superior corporate performance by the Company's Executives. The Program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing shareholder value through the use of equity-based incentives. The Program calls for consideration of the nature of each Executive's work and responsibilities, his or her leadership and technical skills, unusual accomplishments or achievements on the Company's behalf, years of service, the Executive's total compensation package (cash and non-cash compensation) and the Company's financial condition generally.

Components of Executive Compensation

            Historically, the Company's executive employees have received cash-based and equity-based compensation. The Company attempts to pay its executive officers competitively in order that it may retain the most capable people in the industry.

            Cash-Based Compensation: Base salary represents the primary cash component of an Executive's compensation, and is determined by evaluating the responsibilities associated with an Executive's position at the Company and his or her overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Committee believes that the Executives are best motivated through a combination of stock option awards and cash incentives.

            Equity-Based Compensation: Equity-based compensation principally has been in the form of stock options, granted pursuant to the Company's 2000 Stock Option Plan and 1993 Non-Qualified Plan and awards of shares of Common Stock under the Company's Restricted Stock Plan. The Committee believes that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long term shareholder value, and thus provide a direct relationship between an executive's compensation and the shareholders' interests. No specific formula is used to determine option awards for an Executive. Rather, individual award levels are based upon the subjective evaluation of each Executive's overall past and expected future contributions to the success of the Company. Additionally, the Committee believes that awards under the Restricted Stock Plan will enhance the alignment of an Executive's interest with that of the shareholders, because the Executive may be able to realize greater value with increased stock performance.

Compensation of the Chief Executive Officer

            The philosophy, factors, and criteria of the Committee generally applicable to the Company's senior management is applicable to the Chief Executive Officer.

            This report is submitted by the Compensation Committee.

                            Edward M. Frankel
                            Joseph F. Hickey, Jr.

Directors' and Officers' Liability Insurance

            The Company has purchased a directors' and officers' liability insurance policy, as permitted by Article 7 of the New York Business Corporation Law. National Union Insurance Company issued the policy, which provides coverage of $10,000,000 for an annual premium of $90,000. The policy has an expiration date of February 5, 2002 and is expected to be renewed on that date.

Audit Committee Report


            The Audit Committee has reviewed and discussed with the Company's management the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for Fiscal 2001. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

            The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP its independence from the Company.

            Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for its Fiscal 2001 for filing with the SEC.

            Submitted by the Audit Committee

            Joseph F. Hickey, Jr.
            Edward M. Frankel
            Stephen A. Cohen

Comparative Stock Performance Graph

            The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total returns of the published Dow Jones Equity Market Index and Dow Jones Industrial Services - All for the Company's last five (5) fiscal years:


                                (Graph)


                               1996    1997     1998    1999    2000    2001

Jaco Electronics, Inc.          100    70.99   61.42    40.74  217.28   90.96

Dow Jones Equity Market Index   100   130.92   168.86  203.74  223.04  189.34

Dow Jones Industrial            100   104.78   123.76  133.66  112.91   95.48
Services - All

                              INDEPENDENT AUDITORS

            The Board of Directors selected Grant Thornton LLP as independent auditors for its fiscal year ended June 30, 2001. Grant Thornton LLP has audited the Company's financial statements annually since the fiscal year ended June 30, 1984. The Board of Directors expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from shareholders. The Board of Directors anticipates selecting Grant Thornton LLP as the Company's independent auditor for its fiscal year ending June 30, 2002.

AUDIT FEES

            Grant Thornton LLP has billed the Company $182,150, in the aggregate, for professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for Fiscal 2001 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for Fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

            Grant Thornton LLP has not performed professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the Company during Fiscal 2001.

ALL OTHER FEES

            Grant Thornton LLP has billed the Company $203,120, in the aggregate, for professional services rendered by Grant Thornton LLP for all services other than those services covered in the sections captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for Fiscal 2001. These other services include (i) tax planning and assistance with the preparation of returns, (ii) services rendered in connection with acquisitions made by the Company, (iii) assistance with regulatory filings, and
(iv) consultations on the effects of various accounting issues and changes in professional standards.

            In making its decision to select the appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending June 30, 2002, the Audit Committee will consider whether the non-audit services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP.

                              CERTAIN TRANSACTIONS

            During Fiscal 2001, the Company incurred approximately $628,000 of rental expenses in connection with the Company's main headquarters and centralized inventory distribution facility, located in Hauppauge, New York, which was paid to Bemar Realty Company, the owner of such premises. Bemar is a partnership consisting of Messrs. Joel Girsky and Charles Girsky, both of whom are officers, directors and principal shareholders of the Company. The lease on the property, which is net of all expenses, including taxes, utilities, insurance, maintenance and repairs was renewed on January 1, 1996 and expires on December 31, 2003. The Company believes the current rental rate is at its fair market value.

            Joseph F. Oliveri, the Company's Vice Chairman of the Board and an Executive Vice President, had served as a director of EMC Corporation, a public company, from March 1993 to October 9, 2001. Mr. Oliveri was also the President and Chief Executive Officer of Interface from March 1983 until June 2000, when it was acquired by the Company. Interface sells components to contract manufacturers which incorporate such components into products sold to EMC. Mr. Oliveri was a 40% stockholder of Interface, and therefore, upon the acquisition of Interface, Mr. Oliveri received his proportionate share of the $15.4 million purchase price paid by the Company at the closing, and the $3.8 million additional purchase price paid in January, 2001, and may be entitled to receive his proportionate share of up to approximately $2.8 million of deferred payments.

            Joseph E. Hickey, Jr., a Director, was also a managing director of Tucker Anthony Sutro Capital Markets through April 2001, which firm renders services to the Company from time to time.

       SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

            Shareholder Proposals. Proposals of shareholders intended to be presented at the Company's 2002 Annual Shareholder Meeting (i) must be received by the Company at its offices no later than August 22, 2002, (ii) may not exceed 500 words and (iii) must otherwise satisfy the conditions established by the Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

            Discretionary Proposals. Shareholders intending to commence their own proxy solicitations and present proposals from the floor of the 2002 Annual Shareholder Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, must notify the Company before October 9, 2002, of such intentions. After such date, the Company's proxy in connection with the 2002 Annual Shareholder's Meeting may confer discretionary authority on the Board to vote.

                                     GENERAL

            The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                          By Order of the Board of Directors,


                                          Joel H. Girsky,
                                          Chairman


Hauppauge, New York
November 14, 2001

                                                                      APPENDIX A


                             JACO ELECTRONICS, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.    PURPOSE

      The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Jaco Electronics, Inc., a New York corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

      1. Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

      2.    Reviewing  the  Company's   systems  and  the  Company's   auditing,
            accounting and financial reporting processes;

      3.    Reviewing the audit efforts of the Company's  independent  auditors;
            and

      4. Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

      The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      The Committee shall be comprised of three directors, each of whom shall be an independent director as defined by the National Association of Securities Dealers (NASD) and other applicable rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      A director who is not independent and is not a current employee or an immediate family member of such employee may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

      All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or will be able to do so within a reasonable period of time after appointment to the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The members of the Committee will be elected by the Board at the annual organizational meeting of the Board, and will serve on the Committee for a term coinciding with their Board term. If a Chair of the Committee is not appointed by the Board, the Committee may itself elect a Chair.

III.  MEETINGS

      The Committee shall meet annually, or more frequently as circumstances dictate. The purpose of the scheduled meetings of the audit committee is to review and approve the annual financial results of the Company prior to release and to review and approve the scope of the annual audit to be performed by the Company's independent auditors. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financial statements.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Committee shall:

      1. Review the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the regulations of the Securities and Exchange Commission ("SEC").

      2. Review the Company's annual audited financial statements and other related financial information prior to filing with the SEC or distribution to the public. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, estimates and judgments.

      3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Committee should also review significant findings prepared by the independent auditors, with management's responses, the status of management's responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Committee.

      4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing with the SEC or distribution to persons outside of the Company. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

      5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

V.    INDEPENDENT AUDITORS

      1. The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      2. Review the fees and other significant compensation to be paid to the independent auditors.

      3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      4. Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

VI.   OTHER MATTERS

      1. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

      2. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

      3. Review other matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

      4. Review financial and accounting personnel succession planning with the Company.

      5. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

      6. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

      7. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                                    PROXY
                            JACO ELECTRONICS, INC.
                  145 OSER AVENUE, HAUPPAUGE, NEW YORK 11788

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned constitutes and appoints Joel H. Girsky and Charles B. Girsky, and each of them, proxies of the undersigned (the “Proxies”) with the power to appoint a substitute, and to represent and vote all shares of common stock of Jaco Electronics, Inc. (the “Company”), $.10 par value per share (the “Common Stock”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, December 12, 2001, and all adjournments thereof, as follows:

1. To vote on the election of each of the following nominees to the Board of Directors, as indicated:

      FOR all nominees listed below (except as marked to the contrary): [    ]

      WITHHOLD AUTHORITY to vote for all nominees listed below:   [     ]

      Stephen A. Cohen, Edward M. Frankel, Charles B. Girsky, Joel H. Girsky, Joseph F. Hickey, Jr. and Joseph F. Oliveri

      (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

 2. To vote, in the discretion of the Proxies, on such other matters as may properly come before the meeting.

The shares of Common Stock represented by this Proxy shall be voted as directed above by the shareholder. In the absence of such direction, the shares of Common Stock shall be voted FOR the matter set forth in Item 1.

Receipt of the Notice of Annual Meeting, the Proxy Statement and the Annual Report to Shareholders is hereby acknowledged.

            Dated: _____________________________ ______, 2001

            Signature: _______________________________________

            Signature if held jointly: ____________________________

            Please sign as name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as it appears. If shares of Common Stock are held jointly, each named shareholder should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

            PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.